Exhibit 1.1
Form SB-2
Skypath Networks, Inc.

                             SKYPATH NETWORKS, INC.
                     300 Metro Center Boulevard, Suite 150 A
                                Warwick, RI 02886

                             UNDERWRITING AGREEMENT

                                 ______ __, 2003

ACAP Financial, Inc.
47 West 200 South, Suite 101
Salt Lake City, Utah 84101

Gentlemen:

     Skypath Networks, Inc. (the "Company"), a Delaware corporation, proposes to issue and sell through you, (the "Underwriter"), up to 2,000,000 Shares of the Company's $.001 par value Common Stock for $1.00 per share ("Share"). The offering will be a "best efforts all or none" offering for the first 500,000 Shares and a "best efforts" offering thereafter. The offering of the Shares is further described in the Registration Statement filed on Form SB-2 with the United States Securities and Exchange Commission (the "Commission").

     1. Representations and Warranties of the Company. In order to induce the Underwriter to enter into this Agreement, the Company represents and warrants as follows:

          A. The Company has filed, a Registration Statement on Form SB-2 relating to the Shares with the Commission pursuant to the Securities Act of 1933, (the "Act"), as amended. The Company has furnished to the Underwriter, copies of the Registration Statement together with all amendments and exhibits. As used in this Agreement, the term "Registration Statement" means the Registration Statement, including the Prospectus, the Exhibits, and the financial statements, and all amendments including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the Prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

          B. The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission, conform and will conform with all of the requirements of the Act in all material respects. Neither the Registration Statement, the Prospectus, nor the other material filed or to be filed with the Commission, contain nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading. This warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with

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     respect  to  you,  or any  dealer  through  you,  expressly  for use in the
     Registration Statement or Prospectus or any amendment or supplement thereto.

          C. The Company will obtain a CUSIP number for its Common Stock and the Company has used its best efforts to qualify the Shares for offering in every state reasonably designated by the Underwriter. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

          D. The outstanding capital stock of the Company has been duly and validly authorized, issued, and is fully paid and non-assessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Shares have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid, and non assessable. The Shares, upon issuance, will not be subject to the pre-emptive rights of any shareholders of the Company. The Shares will conform to all statements in the Registration Statement and Prospectus.

          E. The Company has been legally incorporated and is now, and always during the period of the offering will be, a validly existing corporation under the laws of the State of Delaware, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always, during the period of the offering, be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

          F. The Company has an authorization capitalization of 20,000,000 shares of Common Stock ($.001 par value) and 5,000,000 shares of preferred stock. A total of 7,260,912 shares of the Company's Common Stock is presently issued and outstanding. There are no outstanding options, warrants, or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. There are no securities of the Company, however characterized, held in its treasury. With respect to the offer to sell, offer to purchase, or purchase of any of its securities, the Company has not made any intentional or reckless violations of the anti-fraud provisions of the federal securities laws, rules, or regulations promulgated thereunder or the laws, rules, or regulations of any jurisdiction wherein such securities transactions or solicitations occurred.

          G. The Company has no subsidiaries.

          H. The financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus, present fairly the financial condition of the Company and are reported upon by independent public accountants according to generally accepted accounting principles.

          I. Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent claims or regulatory action. Further, except as disclosed in the Registration Statement and definitive Prospectus, and prior to the close of the offering: (i) there

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     shall not be any material  adverse  change in the management or conditions, financial or otherwise, of the Company or in its business taken as a whole;
     (ii) there shall not have been any material transaction entered into by the Company other than transaction in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (iv) there shall not have been nor will there be any change in the capital or long-term debt of the Company; and (v) the Company has not and will not have paid or declared any dividends or other distributions on its common shares.

          J. The Company's securities, however characterized, are not subject to pre-emptive rights.

          K. The Company will have the legal right and authority to enter into this Underwriting Agreement upon its execution, to effect the proposed sale of the Shares, and to effect all other transactions contemplated by this Agreement.

          L. The Company knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No broker's or other finder's fees are due and payable by the Company and none will be paid by it in connection with the sale of the Shares.

          M. The Company is eligible to use Form SB-2 for the offering of the Shares.

          N. The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or Exhibits if the Underwriter and its counsel have not been previously furnished a copy, or if the Underwriter or its counsel, have objected in writing to the filing of the amendment or supplement.

          O. The Company has filed all tax returns required to be filed and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment.

          P. All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to the Underwriter and to its counsel at the office of the Company. Copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available, have been at least the Articles of Incorporation and any amendments, minutes of all of the meetings of the incorporators, directors, and shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses, or agreements to which the Company is a party or in which the Company has an interest.

          Q. The Company will use the proceeds from the sale of the Shares as set forth in the Registration Statement and Prospectus.

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          R. There are no contracts or other documents  required to be described
     in  the  Registration   Statement  or  to  be  filed  as  Exhibits  to  the
     Registration Statement which have not been described or filed as required.

          S. The Company is not in material default under any of the contracts, leases, licenses, or agreements to which it is a party. The proposed offering of the Shares will not cause the Company to become in material default under any of its contracts, leases, subleases, patents, copyrights, licenses, or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases, and other agreements. Further, the Company is not in material default in the performance of any obligation, agreement, or condition contained in any debenture, note, or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions, or provisions of, or constitute a material default under the Articles of Incorporation or Bylaws of the Company, as amended, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency, or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the blue sky or securities laws of any or jurisdiction, or the rules of the NASD.

          T. The Company has not made any representation, whether oral or in writing, to anyone whether an existing shareholder or not, that any of the Shares will be reserved for or directed to them during the proposed public offering.

     All  of  the  above   representations  and  warranties  shall  survive  the
performance or termination of this Agreement.

     2. Representation and Warranties of the Underwriter. The Underwriter represents and warrants as follows:

          A. It is registered as a broker-dealer with the Commission, in good standing with the Utah Securities Division, and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it offers or sells the Shares and is a member of the National Association of Securities Dealers, Inc., ("NASD"), and will use its best efforts to maintain such registrations, qualifications, and memberships throughout the term of the offering.

          B. To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer that would affect the Company's offering of the Shares.

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          C. The  Underwriter  will offer the Shares only in those states and in the quantities that are identified in the blue sky memorandum from the Company's counsel to the Underwriter that the offering of the Shares has
     been   qualified  for  sale  under  the   applicable   state  statutes  and
     regulations. The Underwriter, however, may offer the Shares in other states if (i) the transaction is exempt from the registration requirements in that state; (ii) the Company's counsel has received notice ten days prior to the proposed sale; and (iii) the Company's counsel does not object within said ten day period.

          D. The Underwriter, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Shares are offered and sold; and the rules and regulations of the NASD.

          E. The Underwriter is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          F. This Agreement has been duly authorized, executed, and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

          G. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Underwriter or any indenture, agreement, or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

          H. The Underwriter knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through, or under the Underwriter will be entitled to receive from the Underwriter of from the Company any finder's fees or similar payments.

          I. The written information  provided by the Under-writer for inclusion
     in  the   Registration   Statement  and  Prospectus   consists  of  certain
     information on the front and back Prospectus.

          J. The Underwriter will, reasonably promptly after the closing date, supply the Company with all information required from the Underwriter for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Shares have been qualified for sale.

     All  of  the  above   representations  and  warranties  shall  survive  the
performance or termination of this Agreement.

     3. Employment of the Underwriter. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement:

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          A. The Company  employs the Underwriter as its exclusive agent to sell for the Company's account the Shares, on a cash basis only, at a price of $1.00 per Share. The Underwriter shall offer the Shares solely as an agent for the Company. The Underwriter agrees to use its best efforts, as agent for the Company, to sell the Shares subject to the terms and conditions set forth in this Agreement. It is understood between the parties that there is no firm commitment by the Underwriter to purchase any or all or the Shares.

          B. The obligation of the Underwriter to offer the Shares is subject to receipt by it of written advice from the Commission that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by the Underwriter, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement covering the offering to which this Agreement relates.

          C. The Company and the Underwriter agree that unless a minimum of 250,000 Shares are sold within six months after the Effective Date, the agency between the Company and the Underwriter will terminate. The parties agree that the maximum number of Shares to be sold is 2,000,000. If the agency between the Company and the Underwriter terminates, prior to the sale of 250,000 Shares of the Company's Common Stock, the full proceeds which have been paid for the Shares hall be returned to the purchasers. Prior to the sale of all of the Shares to be offered, all proceeds received from the sale of the Shares will be deposited in an escrow account entitled "Skypath Networks, Inc., Escrow Account" with Irwin Bank , Salt Lake City, Utah.

          D. The Company, the Underwriter, and Irwin Bank, Salt Lake City, Utah, will, prior to the beginning of the offering of the Shares, enter into a fund escrow agreement in form satisfactory to the parties. The parties mutually agree to faithfully perform their obligations under the fund escrow agreement. The Underwriter will transmit by twelve noon of the next business day following receipt the funds into the escrow account in accordance with Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended. The parties agree that all checks for subscription of Shares in the offering will be made payable to "Irwin Bank, Escrow Agent for Skypath Networks, Inc."

          E. The Underwriter shall have the right to associate with other underwriters and dealers as it may determine and shall have the right to grant such persons such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Participating Dealer Agreement in the form filed as an Exhibit to the Registration Statement.

          F. Subject to the sale of at least 500,000 Shares, the Company agrees to pay to the Underwriter an underwriting commission computed at the rate of $.10 (10% of the public offering price) for each of the Shares sold by the Underwriter at the public offering price of $1.00 per Share. This commission shall be payable in certified funds upon the release of the funds which have been deposited in the escrow account.

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          G. The  Company  will pay the  Underwriter  an  expense  allowance  of
     $10,000, of which $5,000 has been paid and the balance of $5,000 which will be paid upon the mutual filing of the Form SB-2 with the SEC.

     4. Expenses of the Company. The Company agrees that it will pay the following fees and expenses:

          A. All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents, and papers for filing with the Commission and with state or local securities authorities;

          B. All fees and expenses of its accountants incurred in connection with the offering of the Shares and the preparation of all documents and filings made as part of the offering;

          C. All costs in issuing and delivering the Shares;

          D. All costs of printing and delivering to the Underwriter and dealers as many copies of the Registration Statement and amendments, preliminary Prospectuses, and definitive Prospectuses as reasonably requested by the Underwriter;

          E. All of the Company's mailing, telephone, travel, clerical, and other office costs incurred or to be incurred in connection with the offering of the Shares;

          F. All fees and costs which may be imposed by the Commission, the various state or local securities authorities, and the NASD for review of the offering of the Shares;

          G. All other expenses incurred by the Company in performance of its obligations under this Agreement.

     5. Underwriter Shares. Subject to the sale of a minimum of 250,000 Shares, the Company has agreed to issue the Underwriter one share of common stock for each 20 shares sold in the offering. The underwriter shares will be registered in the offering.

     6. Threat of Regulatory Action. The Company and the Underwriter agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed offering of the Shares. In the case of the happening of any such event, neither the Company nor the Underwriter will acquiesce in such steps, procedures, or suspension orders if such acquiescence would adversely affect the other party and, in such event, each party agrees to actively defend any such actions or orders unless both parties agree in writing to acquiesce in such actions or orders or unless counsel for each party advises the parties that the probability of successfully defending against such action or orders is remote.

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     7. Further  Agreements of the Company.  The Company further agrees with the
Underwriter as follows:

          A. The Company will use its best efforts to cause the Registration Statement and any Post-Effective Amendment subsequently filed, to become effective as promptly as reasonably practicable and will promptly advise the Underwriter, and will confirm such advice in writing, of the following:
     (i) when the Registration Statement shall have become effective and when any Amendment thereto shall have become effective and when any Amendment of or supplement to the Prospectus shall be filed with the Commission; (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose; (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which required the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading; and (v) of the refusal to qualify or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

          B. The Company will prepare and file promptly with the Commission, upon request of the Underwriter, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the opinion of counsel to the Underwriter may be necessary or advisable in connection with the offering or distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

          C. The Company will use its best efforts to qualify or register the Shares for sale under the securities or "blue sky" laws of such jurisdictions as the Underwriter may reasonably designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriter may reasonably request for the purposes of distribution of the Shares.

          D. The Company will provide the Underwriter and its counsel with copies of all applications for the registration of Shares filed with the various state authorities and will provide the Underwriter and its counsel with copies of all comments and orders received from these authorities.

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          E.  The  Company  will  deliver  to  the   Underwriter  and  to  other
     broker-dealers as requested by the Underwriter as many copies of the definitive Prospectus as the Underwriter may reasonably request during the period of the offering.

          F. The Company will furnish the Underwriter for so long as the Company's Common Stock is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, and for so long as the Underwriter is a principal market-maker in such Common Stock with:

               (i) Within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, such report to include such information in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission and such report to be certified by independent public accountants;

               (ii) Within 60 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies in printable form of the financial statements of the Company and its subsidiaries, if any, on a consolidated basis, for that period and as of the end of that period, which financial statements shall include a narrative discussion of such financial statements and of the business conducted by the Company and its subsidiaries, if any, during such fiscal quarter and such information in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, signed by the principal financial or accounting officer of the Company;

               (iii) As soon as is available, a copy of each report of the Company mailed to shareholders or filed with the Commission;

               (iv) Copies of all news, press, or public information releases when made;

               (v) Upon request in writing from the Underwriter, such other information as may reasonably be requested concerning the properties, business, and affairs of the Company and its subsidiaries, if any.

          G. The Company agrees to notify the Underwriter immediately within the 90 day period after the effective date and such longer period if the offering is still continuing, of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees to, as soon as possible thereafter, prepare and furnish to the Underwriter as many copies as the Underwriter may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.

          H. The Company will file with the Commission the required reports on Form SR and will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Underwriter.

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          I. Except with the Underwriter's approval, the Company agrees that the
     Company will not do the following until (i) the completion of the offering of the Shares, (ii) the termination of this Agreement, or (iii) 90 days after the effective date, whichever occurs later:

               (i) Undertake or authorize any change in its capital structure or authorize, issue, or permit any public or private offering of additional securities;

               (ii) Authorize, create, issue, or sell any funded obligations, notes, or other evidences of indebtedness, except in the ordinary course of business and within 12 months of their creation;

               (iii) Consolidate or merge with or into any other corporation; or

               (iv) Create any mortgage or any lien upon any of its properties or assets except in the ordinary course of its business.

          J. For so long as the  Company is a  reporting  company  under  either
     Section 12(g) or 15(d) of the Securities Exchange Act of 1934, the Company will, at its expense: (i) as promptly as possible after each annual fiscal period, render and distribute annual reports to its shareholders prepared in accordance with the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, which will include audited statements of its operations and changes of financial position during such period and its balance sheet as of the end of such period, as to which statements the Company's independent certified public accountants shall have rendered an opinion; and (ii) as promptly as possible after each quarterly fiscal period, other than the last quarterly fiscal period of each year, render and distribute quarterly reports to its shareholders which will include at least the same information which is included in the Company's quarterly reports filed with the Commission under wither Section 13 and 15 (d) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder. In the event the Company has an active subsidiary or subsidiaries, the financial statements contained in all such reports shall be on a consolidated basis to the extent such consolidation is applicable.

          K. The Company has appointed Interwest Transfer Company, Inc. as transfer agent for the Company's Common Stock.

          L. Within 30 days after the successful termination of the offering of the Shares, the Company agrees to submit information about the Company to be included in various securities manuals, including Standard & Poor's, to facilitate secondary trading in the Company's Common Stock.

          M. The Company agrees to cause the stock certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

     8. Company's Indemnification.

          A. The Company agrees to indemnify, defend, and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable legal or other expenses) incurred by the Underwriter in connection with defending or investigating any such claims of liabilities, whether or not resulting in any liability to the Underwriter, which the Underwriter may incur under the federal or state securities laws and regulations thereunder, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities, and expenses shall arise out of or be based upon a violation of alleged violation of the federal or state securities laws or regulations promulgated thereunder, a state statute, or the common law resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with the various state securities authorities (hereinafter collectively called "Blue Sky Applications") or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities, or expenses arising out of or based upon any such violation based upon a statement or omission made in reliance upon written information furnished for use in the Registration Statement or in a Blue Sky Application by the Underwriter.

          B. The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Underwriter's obligations and duties under the Act or this Agreement.

          C. The Underwriter agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter to enforce any such claim or liability and the Company shall have the right so to participate. The agreement of the Company under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Underwriter to the Company, by letter or telegram (addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Underwriter such notice either being accomplished by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to Underwriter. Failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Underwriter other than on account of the indemnity agreement contained in this paragraph 7.

     9. Underwriter's Indemnification.

          A. The Underwriter likewise agrees to indemnify, defend, and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the Act, against any and all losses, claims, damages, expenses, and liabilities to which the Company may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Company by the for use in the preparation of the Registration Statement or in any Blue Sky Application.

          B. The Company agrees to give the Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Underwriter shall have the right to so participate. The Underwriter's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Underwriter by letter or telegram (addressed as provided for in this Agreement), promptly after the receipt by the Company of written notice of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company. Failure to notify the Underwriter as herein provided shall not relieve the Underwriter from any liability which the Underwriter may have to the Company other than on account of the indemnity agreement contained in this paragraph.

          C. The provisions of paragraphs 7 and 8 shall not in any way prejudice any right or rights which the Underwriter may have against the Company or the Company may have against the Underwriter under any statute, including the Act, at common law or otherwise.

          D. The indemnity agreements contained in paragraph 7 and 8 shall survive the termination of this Agreement and shall inure to the benefit of the Company, the Underwriter, their respective successors, and the persons specified in Section 16 below, and their respective heirs, personal representatives, and successors and shall be valid irrespective of any investigation made by or on behalf of the Underwriter or the Company.

     10. Conditions Precedent to the Obligations of the Underwriter. All obligations of the Underwriter under this Agreement are subject to the following conditions precedent:

          A. The Underwriter shall have completed a review of the form and content of the Registration Statement and Prospectus, of the organization and present legal status of the Company and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Company and of the Shares.

          B. The Company shall have performed all of its obligations under this Agreement. All of the statements, representations, and warranties contained in this Agreement shall be complete and true.

          C. From the date of this Agreement until the completion of the offering, no material adverse changes shall have occurred in the business, properties, nor assets of the Company other than changes occurring in the ordinary course of business.

          D. From the date of this Agreement until the completion of the offering, no claims or litigation shall have been instituted or threatened against the Company for substantial amounts or which would materially adversely affect the Company, its business, or its property, and no reasonable basis exists for such claims or threats. Further, no proceeding shall have been instituted or threatened against the Company before any regulatory body wherein an unfavorable ruling would have a material adverse effect on the Company.

          E. From the date of this Agreement until the completion of the offering of the Shares, no material adverse change shall have occurred in the operation, financial condition, management, or credit of the Company or in any conditions affecting the prospectus of its business.

          F. From the date of this Agreement until the completion of the offering, the Company shall not have sustained any loss on account of fire, flood, accident, or calamity of such character as materially adversely affects its business or property, regardless or whether or not the loss has been insured.

          G. On the date of the release of the funds in the Escrow Account to the Company, the Underwriter shall have received from the president or vice president and the treasurer of the Company, certificates dated as of such date, in form satisfactory to the Underwriter, to the effect that:

               (i) The representations and warranties of the Company contained in paragraph 1 of this Agreement are complete and true.

               (ii) All of the conditions precedent in this Agreement have been performed and the representations of these conditions precedent are true.

               (iii) No stop order or other proceedings have been instituted or threatened by the Commission or any state authority which would adversely affect the offering of the Shares.

               (iv) This Agreement has been duly authorized and executed and constitutes a valid agreement of the Company and is binding and enforceable according to its terms.

               (v) The respective signers have each carefully examined the Registration Statement and definitive Prospectus and any amendments and supplements, and to the best of their knowledge, the Registration Statement and definitive Prospectus and any amendments and supplements contain all statements required to be stated therein. All statements contained therein are true and correct, neither the Registration Statement, definitive Prospectus, or any amendment, supplement, or sticker thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

          H. On the effective date and on the closing date, the Underwriter shall have received from the Company's legal counsel, a blue sky memorandum setting forth the states in which the Shares may be sold and the number of Shares that may be sold in each such state.

     11. Termination.

          A. This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions, or provisions of this Agreement on the part of the Company to be performed, complied with, or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

          B. This Agreement may be terminated by the Underwriter by notice to the Company if the Underwriter believes in is sole judgment that any adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition or obligations of the Company, or if the Company shall have sustained a loss by strike, fire, flood, accident, or other calamity of such a character as, in the sole judgment of the Underwriter, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

          C. This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or (ii) a war or other national calamity shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable, or inadvisable in the sole judgment of the Underwriter to proceed with this Agreement or with the public offering or (iv) of any matter materially adversely affecting the Company.

          D. In the event any action or proceeding shall be instituted or threatened against the Underwriter, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent the Underwriter from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local, or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets or if the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind.

          E. Any termination of this Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto.

          F. In the event the offering is terminated, the Underwriter will be reimbursed only for actual, accountable out-of-pocket expenses incurred in connection with the offering.

     12. Notices. All notices shall be in writing and shall be delivered at or mailed to the following addresses or sent by telegram to the following addresses with written confirmation thereafter:

      To the Company:     Skypath Networks, Inc.
                          300 Metro Center Boulevard, Suite 150 A
                          Warwick, RI 02886

      To the Underwriter: ACAP Financial, Inc.
                          47 West 200 South, Suite 101
                          Salt Lake City, Utah 84101

     13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter (including the participating dealers as provided for herein) and their successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy, or claim under this Agreement. However, the representations, warranties, and indemnity and defense obligations of the Company included in this Agreement also inure to the benefit of any person who controls the Underwriter and participating dealers within the meaning of Section 15 of the Act.

     14. Miscellaneous Provisions.

          A. Time shall be of the essence of this Agreement.

          B. This Agreement shall be construed according to the laws of the State of Utah.

          C. The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

          D. This Agreement is made solely for the benefit of the Company and its officers, directors, and controlling persons within the meaning of
     Section 15 of the act and of the Underwriter and its officers, directors, and controlling persons within the meaning and personal representative, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such, of the Shares.

          E. The Underwriter will provide upon closing a list of all the names and addresses of all participating dealers and shall provide the Company with such changes of the address or name of such participating dealers as occur and of which the Underwriter is notified. Further, the Underwriter shall use its best efforts to maintain the current name and address of all participating dealers during the terms of this Agreement.

     If this Agreement correctly sets forth our understanding please indicate your acceptance in the space provided below for that purpose.

                                     Very truly yours,

                                     Skypath Networks, Inc.
                                     a Delaware corporation



                                     By: ________________________________
                                         David R. Paolo, Chief Executive Officer

Confirmed and accepted as of
the date of this Agreement:

ACAP FINANCIAL, INC., a Utah corporation



By: ___________________________________
    Kirk Ferguson, President